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                                                                Exhibit 10.10(e)

                                   AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made March 14, 2001 by and between Valassis Communications, Inc. (the "Corporation") and Richard N. Anderson (the "Executive").

     WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on December 22, 1994, December 15, 1995, December 11, 1998, December 22, 1999 and June 6, 2000
(the "Employment Agreement"); and

     WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to reflect an increase in the Executive's Annual Base Salary and amend the terms of Section 8(b) of the Employment Agreement.

     NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

     1. The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

          "The Executive's Annual Base Salary ("Annual Base Salary"), payable on a biweekly basis, shall be at the annual rate of not less than $345,000 effective January 1, 2001."

     2. Section 8(b) of the Employment Agreement shall be amended to read in its entirety as follows:

          "(b) Covenant Not to Compete or Solicit. So long as the Executive is
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     employed by the Corporation, the Executive shall not offer or sell any products or services that compete in any market with the business of VCI, including its subsidiaries, affiliated corporations and businesses in which the Corporation has a minority position (collectively, "VCI"), nor shall he render services to any firm, person or corporation so competing with VCI, nor shall he have any interest, direct or indirect, in any business that is so competing with the businesses of VCI, provided, however, that ownership of 5 percent or less of any class of debt or equity securities which are publicly traded securities shall not be a violation of this covenant. The foregoing provisions of this Section 8(b) shall apply during the Severance Period, if any, so long as the Corporation fulfills its obligations to the Executive under Section 5 and shall extend for an additional period of two years after the end of any Severance Period, or, if there is no Severance Period, for an additional period of two years after termination of the Executive's employment for any reason, other than disability or death, and whether the termination is by the
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     Corporation or by the Executive (any such two year period being referred to as the "Mandatory Consulting and Non-Competition Period"). During any Severance Period and any Mandatory Consulting and Non-Competition Period, the Executive shall be available to furnish advisory and consulting services to the Corporation, including any subsidiaries, affiliated corporations and businesses in which the Corporation has a minority position, for the equivalent of two full business days per month. The Corporation shall pay an amount to the Executive equal to Annual Base
     Salary in biweekly installments for the two years of any Mandatory Consulting and Non-Competition Period, notwithstanding the provisions of
     Section 5(b). So long as the Executive is employed hereunder, during any Severance Period and during any Mandatory Consulting and Non-Competition Period, the Executive shall not, directly or indirectly, (i) solicit any employee of VCI with a view to inducing or encouraging such employee to leave the employ of VCI for the purpose of being hired by the Executive or any employer affiliated with the Executive; or (ii) solicit, take away, attempt to take away, or otherwise interfere with VCI's business relationships with any of its respective customers."

     3. All other terms of the Employment Agreement shall remain in full force and effect.

     4. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                    /s/ Valassis Communications, Inc.
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                                    /s/ Richard N. Anderson
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